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                         [FENWICK & WEST LLP LETTERHEAD]


                                                                    EXHIBIT 5.01


                                November 2, 2000



Transmeta Corporation
3940 Freedom Circle
Santa Clara, California 95054

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement, as amended, on Form S-1 (File Number 333-44030) filed by Transmeta Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on August 17, 2000, Amendment No. 1 thereto filed on October 2, 2000, Amendment No. 2 thereto filed on October 13, 2000, Amendment No. 3 thereto filed on October 26, 2000, Amendment No. 4 thereto filed on October 31, 2000, Amendment No. 5 thereto filed on November 2, 2000 and Amendment No. 6 thereto to be filed on or about the date hereof (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of up to fourteen million, nine hundred and fifty thousand (14,950,000) shares of the Company's Common Stock (the "STOCK").

        In rendering this opinion, we have examined the following:

        (1) the Company's Certificate of Incorporation, certified by the Delaware Secretary of State on July 11, 2000.

        (2) the Company's Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on July 27, 2000.

        (3) the Company's First Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 26, 2000.

        (4) the form of the Company's Second Amended and Restated Certificate of Incorporation, to be filed with the Delaware Secretary of State at the time of the closing of the offering pursuant to the Registration Statement.

        (5) the Company's Bylaws, certified by the Company's Secretary on July 31, 2000.

        (6) the Company's Restated Bylaws, certified by the Company's Secretary on October 26, 2000.

        (7) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

        (8)    the Prospectus prepared in connection with the Registration
               Statement.

        (9) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of Transmeta Corporation, a California corporation ("TRANSMETA

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November 2, 2000
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               CALIFORNIA") to which the Company is the successor, that are in our possession.

        (10)   the stock records for both the Company and Transmeta
               California that the Company has provided to us (consisting of a list of shareholders dated October 27, 2000 and a list of option and warrant holders respecting the Company's and Transmeta California's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated October 27, 2000, verifying the number of such issued and outstanding securities).

        (11) a Management Certificate addressed to us and dated of even date herewith executed by the Company and Transmeta California containing certain factual and other representations.

        (12) Transmeta California's Restated Articles of Incorporation, as amended, certified by the California Secretary of State on March 23, 2000.

        (13) Transmeta California's Bylaws, certified by the Secretary of Transmeta California on April 5, 2000.

        (14) the Merger Agreement pursuant to which Transmeta California merged with and into the Company in connection with its Delaware reincorporation (the "DELAWARE REINCORPORATION").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

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November 2, 2000
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        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

        Based upon the foregoing, it is our opinion that the up to fourteen million, nine hundred and fifty thousand (14,950,000) shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        FENWICK & WEST LLP


                                        By: /s/ MARK A. LEAHY
                                           --------------------------------
                                            Mark A. Leahy, a Partner